UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

7250 Star Check Drive, Columbus, Ohio	43217
(Address of principal executive offices)	(Zip Code)

(614) 409-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On March 31, 2008, AirNet Holdings, Inc. (“AHI”), an affiliate of Bayside Capital, Inc. (“Bayside Capital”), purchased 1,934,137 common shares, par value $0.01 per share (the “Common Shares”), of AirNet Systems, Inc. (the “Registrant”) at the price of $2.81 per Common Share. The aggregate purchase price of $5,434,924.97 was paid in cash. The Common Shares were sold in a privately negotiated transaction in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), based upon representations from AHI, the sole purchaser of the Common Shares, that AHI is an accredited investor (as such term is defined in Rule 501 under the Securities Act.)

Concurrently with the purchase of the 1,934,137 Common Shares by AHI, the Registrant and AHI entered into a registration rights agreement providing one demand and unlimited piggyback registration rights in favor of AHI in respect of the Common Shares purchased from the Registrant.

Item 8.01.	Other Events

On March 31, 2008, the Registrant issued a news release (the “News Release”) announcing that it had entered into a definitive agreement and plan of merger (the “Merger Agreement”) to be acquired by AHI for $2.81 per Common Share in a cash merger transaction. The price represents a premium of approximately 93.8% over the closing price of $1.45 per Common Share on March 28, 2008. The total value of the transaction is approximately $28.7 million. The News Release also reported the purchase of 1,934,137 Common Shares of the Registrant by AHI, described in “Item 3.02. Unregistered Sales of Equity Securities” of this Current Report on Form 8-K. A copy of the News Release is included as Exhibit 99.1 hereto.

The Registrant’s Board of Directors unanimously approved the Merger Agreement, determined that the merger is in the best interests of the Registrant’s shareholders and agreed to recommend that the Registrant’s shareholders approve and adopt the merger and the Merger Agreement. AirNet’s shareholders will vote on the proposed transaction at a special meeting that will be held on a date to be announced. Completion of the merger is subject to various customary closing conditions, including the obtaining of any required regulatory approvals. The closing of the transaction is expected to occur during the second quarter of 2008, and is not subject to any financing contingencies. However, there can be no assurances that the parties will be able to obtain any required regulatory approvals of the merger on the proposed terms and schedule, that the Registrant’s shareholders will approve and adopt the merger and the Merger Agreement or that the other closing conditions will be satisfied.

Additional Information And Where To Find It:

In connection with the proposed transaction, the Registrant intends to file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). Shareholders of the Registrant are urged to read the proxy statement and these other materials when they become available because they will contain important information about the Registrant and the proposed transaction. Investors will be able to obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the SEC concerning the Registrant at the SEC’s website at http://www.sec.gov. Investors will also be able to obtain for free the proxy statement and other documents filed by the Registrant with the SEC in connection with the merger or that will be incorporated by reference into the proxy statement, by directing a request in writing to AirNet Systems, Inc., at 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Ray L. Druseikis, Secretary, or by telephone at (614) 409-4996.

Participants in the Solicitation

The Registrant and its directors and executive officers and AHI may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Registrant’s shareholders with respect to the proposed merger. Information regarding the Registrant’s directors and executive officers is set forth in the Registrant’s definitive Proxy Statement for the 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2007, and the Registrant’s Current Reports on Form 8-K, which were filed with the SEC on June 1, 2007, August 21, 2007, September 27, 2007 (as amended on November 8, 2007) and October 9, 2007. More detailed information regarding the identity of potential participants, and their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement of the Registrant and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available.

Item 9.01.	Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits:

Exhibit No.	Description
99.1	News Release issued by AirNet Systems, Inc. on March 31, 2008

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: March 31, 2008	By:	/s/ Bruce D. Parker
Bruce D. Parker
Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated March 31, 2008

AirNet Systems, Inc.

Exhibit No.	Description
99.1	News Release issued by AirNet Systems, Inc. on March 31, 2008